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                                                                EXHIBIT (10)(b)

                            FIRST AMENDMENT TO
                       AGREEMENT AND PLAN OF MERGER

     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), dated as of February 27, 1997, between PINNACLE FINANCIAL SERVICES, INC., a Michigan corporation ("Pinnacle"), and INDIANA FEDERAL CORPORATION, a Delaware corporation ("IFC").

                          W I T N E S S E T H:

     WHEREAS, Pinnacle and IFC entered into an Agreement and Plan of Merger dated November 14, 1996 (the "Agreement"), but subsequently have determined that certain amendments to the Agreement are necessary and appropriate and therefore wish to amend the Agreement as set forth herein;

     NOW THEREFORE, in consideration of the premises and the mutual and dependent promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:

     1. Section 1.11 of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

         "1.11 BOARD OF DIRECTORS. At the Effective Time, the persons who shall be the directors of the Surviving Corporation shall be determined as follows:

                (a) In the event that the transactions provided for under the terms of the Agreement and Plan of Merger (the "CB Merger Agreement") between Pinnacle and CB Bancorp, Inc., a Delaware corporation ("CB"), have been consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of Mr. Richard L. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and Mr. Donald A. Lesch, as well as Mr. Howard Silverman and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC, and Mr. Joseph F. Heffernan.

                (b) In the event that the transactions provided for under the terms of the CB Merger Agreement have not been consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of Mr. Richard L. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and Mr. Donald A Lesch, as well as Mr. Howard Silverman and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC; provided, that, in the event that the transactions provided for under the terms of the CB Merger Agreement subsequently are consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of those persons named as directors

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     of the Surviving Corporation in the preceding clause of this subsection (b)
     and, in addition, Mr. Joseph F. Heffernan shall be named as a director of the Surviving Corporation.

                (c) In any case, at and following the Effective Time, under the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Cyrus A. Ansary, Pinnacle may have certain obligations to nominate Mr. Ansary for election as a director of Pinnacle and said agreement shall be binding on Pinnacle as the Surviving Corporation. In the event that Pinnacle, as the Surviving Corporation, becomes obligated to nominate Mr. Ansary as a director of the Surviving Corporation, then the Board of Directors at that time shall be increased in size by two (2) persons, and Mr. Ansary shall be nominated as a director of the Surviving Corporation pursuant to the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Ansary, and the Chairman shall nominate for approval by the Board of Directors an additional person as a director of the Surviving Corporation.

                (d) Whenever the Board of Directors of the Surviving Corporation is comprised of ten (10) or fewer persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of six (6) or more of the directors, and whenever the Board of Directors of the Surviving Corporation is comprised of eleven (11) or twelve (12) persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of seven (7) or more of the directors."

     2. Subsection (d) of Section 1.13 of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                "(d) the directors of Pinnacle Bank as the surviving institution following the Bank Merger shall be determined as follows:

                (i) In the event that the transactions provided for under the terms of Section 1.13 of the CB Merger Agreement have been consummated and become effective, then the Board of Directors of Pinnacle Bank as the surviving institution shall consist of twenty-one
         (21) persons with nine (9) persons to be named as directors by the Board of Directors of Pinnacle Bank, nine (9) persons to be named as directors by the Board of Directors of IndFed Bank, and three (3) persons to be named as directors by the Board of Directors of Community Bank, a federal savings bank (one of which persons shall be Mr. Joseph F. Heffernan);


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                (ii)  In the event that the transactions provided for under the terms of Section 1.13 of the CB Merger Agreement have not been consummated and become effective, then the Board of Directors of the surviving institution shall consist of eighteen (18) persons with nine (9) persons to be named as directors by the Board of Directors of Pinnacle Bank and nine (9) persons to be named as directors by IndFed Bank; provided, that, in the event that the transactions provided for under the terms of Section 1.13 of the CB Merger Agreement subsequently are consummated and become effective, then the Board of Directors of the surviving institution shall consist of those persons named as directors of the surviving institution in the preceding clause of this subsection (d)(ii) and, in addition, three (3) persons named as directors by the Board of Directors of Community Bank, a federal savings bank (one of which persons shall be Mr. Joseph F. Heffernan) shall be named as directors of the surviving institution; and

                (iii) The executive officers of Pinnacle Bank as the surviving institution following the Bank Merger shall be those appointed by the Board of Directors of the surviving institution upon consummation of the Bank Merger, on the basis of recommendations made by Mr. Schanze, as the Chairman of the parent Surviving Corporation, Mr. Lesch, as the Vice Chairman of the parent Surviving Corporation, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates."

     3.  The meaning of the term "Material Adverse Effect", as defined in
Section 3.1 of the Agreement, and used in and throughout the Agreement, shall be amended and restated in its entirety to provide as follows:

     "As used in this Agreement, the term "Material Adverse Effect" means, with respect to IFC, Pinnacle or the Surviving Corporation, as the case may be, a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of such party and its Subsidiaries taken as a whole, excluding for this purpose only, however, (i) the payment and/or incurrence of (1) the one-time special assessment on institutions holding deposits subject to assessment by the Savings Association Insurance Fund ("SAIF") pursuant to The Deposit Insurance Funds Act of 1996 ("Funds Act") intended to increase SAIF's net worth as of October 1, 1996 to 1.25 percent of SAIF-insured deposits, and (2) transactional expenses by IFC or Pinnacle in connection with the Merger, (ii) the effects upon Pinnacle of the merger transaction, and all transactional expenses with respect thereto, contemplated by the CB Merger Agreement, whether or not consummated, and (iii) the effects upon Pinnacle of the branch office swap transactions, and all


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     transactional expenses with respect thereto, contemplated by the
     Purchase and Assumption Agreement executed, or to be executed, between Shoreline Bank, as Seller, and Pinnacle Bank, as Buyer, and the Purchase and Assumption Agreement executed, or to be executed, between Pinnacle Bank, as Seller, and Shoreline Bank, as Buyer (collectively, the "Branch Office Swap Agreements"), whether or not consummated, in any said case to the extent having such an effect."

     4. The entering into and performance of the CB Merger Agreement, and/or the Branch Office Swap Agreements, and consummation of the transactions contemplated thereby, by Pinnacle are hereby ratified, approved and authorized, and are and shall be deemed to be expressly permitted for all purposes under the Agreement and the Option Agreements (defined herein as in the Agreement) and shall not constitute a "triggering event" under any Option Agreement.

     5. Except as amended hereby, the Agreement is ratified and confirmed in all respects.


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     IN WITNESS WHEREOF, this Amendment has been duly executed by and on behalf of each of the parties hereto as of the date first above written.

                                        PINNACLE FINANCIAL SERVICES, INC.


                                        By: /s/ Richard L. Schanze
                                            -----------------------------
                                            Richard L. Schanze
                                            Chairman and Chief Executive
                                             Officer


                                        INDIANA FEDERAL CORPORATION


                                        By: /s/ Donald A. Lesch
                                            -----------------------------
                                            Donald A. Lesch
                                            Chairman and Chief
                                             Executive Officer



















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